UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 8, 2021

Blueprint Medicines Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37359	26-3632015
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: (617) 374-7580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BPMC	Nasdaq Global Select Market

Item 1.01 Entry into a Material Definitive Agreement.

Amendment – Roche Immunotherapy Collaboration

On January 8, 2021, Blueprint Medicines Corporation (the “Company”) entered into a ninth amendment to its collaboration and license agreement, as amended, with F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc. (collectively, “Roche”), related to the discovery, development and commercialization of small molecule therapeutics targeting kinases in cancer immunotherapy. Pursuant to the amendment, the Company and Roche agreed to modify certain time periods related to Roche’s option rights for one of the collaboration programs and agreed to terminate two of the other collaboration programs, including certain mechanics related to the wind-down of activities for such terminated targets. As a result of the amendment, the parties are currently conducting activities for up to two programs under the collaboration, including the previously announced program for the kinase target MAP4K1, which is believed to play a role in T cell regulation. Subject to the terms of the agreement, as amended, in addition to upfront and milestone payments previously received, the Company is eligible to receive up to approximately $323 million in contingent option fees and milestone payments related to specified research, pre-clinical, clinical, regulatory and sales-based milestones.

The foregoing description of the material terms of the ninth amendment to the collaboration and license agreement with Roche is qualified in its entirety by reference to the complete text of such amendment, which the Company intends to file, with confidential terms redacted, with the Securities and Exchange Commission (“SEC”) as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Anthony L. Boral, M.D., Ph.D. from Chief Medical Officer to Executive Vice President, Clinical Development

Effective as of January 11, 2021, the Company entered into a first amendment to employment agreement with Anthony L. Boral, M.D., Ph.D. pursuant to which Dr. Boral will transition from the role of Chief Medical Officer into the role of Executive Vice President, Clinical Development. In this role, Dr. Boral will advise on clinical development, regulatory and business development strategy across the Company’s portfolio. Pursuant to the terms of the amendment, Dr. Boral will devote 60% of his full working time and efforts to the business and affairs of the Company, Dr. Boral’s annual base salary will be reduced to $286,196, and he will be eligible for an annual performance bonus targeted at 35% of his annualized base salary.

The foregoing description of the first amendment to employment agreement with Dr. Boral is qualified in its entirety by reference to the complete text of such amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Appointment of Becker Hewes, M.D. as Chief Medical Officer

Effective as of January 11, 2021, the board of directors of the Company promoted Becker Hewes, M.D., the Company’s Senior Vice President, Clinical Development, to succeed Dr. Boral and serve as Chief Medical Officer, and the Company entered into an amended and restated employment agreement with Dr. Hewes, which provides for “at will” employment. As Chief Medical Officer, Dr. Hewes will be responsible for clinical development, clinical operations, pharmacovigilance, translational medicine and biostatistics.

Dr. Hewes brings 20 years of industry and clinical experience in oncology and hematology, including achieving the approval of three tyrosine kinase inhibitors. Dr. Hewes, age 55, previously served as Senior Vice President, Clinical Development, of the Company from May 2020 to January 2021. Prior to joining the Company, Dr. Hewes served as Chief Medical Officer of Repertoire Immune Medicines (formerly Torque Therapeutics) (“Repertoire”) from February 2017 to May 2020, where he built Repertoire’s multidisciplinary clinical and biomarker team and advanced its lead immuno-oncology programs into clinical development. From June 2013 to February 2017, Dr. Hewes served as Executive Director of Translational Clinical Oncology at the Novartis Institutes for BioMedical Research where he led clinical development and translational medicine efforts for multiple early-stage oncology programs through clinical proof-of-concept, including Kisqali® (ribociclib), a targeted therapy approved to treat breast cancer, and other programs combining novel therapies. Prior to that, he held roles of increasing responsibility related to clinical development in oncology and hematology within AstraZeneca PLC, Genzyme Corporation and Wyeth Pharmaceuticals, including leading registration programs for Bosulif® (bosutinib) and Torisel® (temsirolimus) for chronic myelogenous leukemia and mantle cell lymphoma, respectively. Before joining industry, he conducted immuno-oncology research at the Emory Vaccine Center while treating patients as a pediatric oncologist at Children’s Healthcare of Atlanta. Dr. Hewes holds an M.D. from the Georgetown University School of Medicine and a B.S. from Vanderbilt University.

Pursuant to the terms of his amended and restated employment agreement, Dr. Hewes is entitled to an annual base salary of $462,000, effective as of January 1, 2021. Dr. Hewes is also eligible for an annual performance bonus targeted at 45% of his annualized base salary. In addition, pursuant to the terms of his amended and restated employment agreement, if Dr. Hewes’ employment is terminated by the Company without cause or by Dr. Hewes for good reason, and subject to Dr. Hewes’ execution of a release of potential claims against the Company, Dr. Hewes will be entitled to receive: (i) a lump sum in cash in an amount equal to 12 months of base salary and (ii) a monthly cash payment for 12 months for medical and dental benefits or Dr. Hewes’ COBRA health continuation period, whichever ends earlier. However, in the event that Dr. Hewes’ employment is terminated by the Company without cause, or Dr. Hewes terminates his employment with the Company for good reason, in either case within 12 months following the occurrence of a sale event (as defined in his amended and restated employment agreement), in lieu of the severance payments and benefits described in the preceding sentence and subject to Dr. Hewes’ execution of a release of potential claims against the Company, Dr. Hewes will be entitled to receive: (i) a lump sum in cash in an amount equal to the sum of 12 months of Dr. Hewes’ base salary then in effect plus Dr. Hewes’ target annual incentive compensation for the year in which the termination occurs, (ii) a monthly cash payment for 12 months for medical and dental benefits or Dr. Hewes’ COBRA health continuation period, whichever ends earlier, and (iii) full and immediate vesting and exercisability of all time-based stock options and other time-based stock-based awards held by Dr. Hewes.

In connection with Dr. Hewes’ appointment as Chief Medical Officer, Dr. Hewes entered into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (File No. 333-202938) filed with the Securities and Exchange Commission on March 23, 2015. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Dr. Hewes for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by his in any action or proceeding arising out of his service as one of our officers. Dr. Hewes has also previously entered into a confidentiality, assignment and non-competition agreement that contains, among other things, non-competition and non-solicitation provisions that apply during the term of Dr. Hewes’ employment and for 12 months thereafter.

Dr. Hewes has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Dr. Hewes and any other person pursuant to which he was appointed as an officer of the Company.

The foregoing description of the amended and restated employment agreement with Dr. Hewes is qualified in its entirety by reference to the complete text of such agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 7.01 Regulation FD.

From time to time, the Company presents and/or distributes to the investment community at various industry and other conferences slide presentations to provide updates and summaries of its business. The Company is posting to the “Investors & Media” portion of its website at http://ir.blueprintmedicines.com/ a copy of its current corporate slide presentation. A copy of the presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On January 11, 2021, the Company issued a press release announcing its corporate goals for 2021 and certain other business updates. A copy of the press release is filed herewith as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1#	First Amendment to Employment Agreement, dated January 11, 2021, by and between Blueprint Medicines Corporation and Anthony L. Boral, M.D., Ph.D.
10.2#	Amended and Restated Employment Agreement, dated January 11, 2021, by and between the Registrant and Becker Hewes, M.D.
99.1	Corporate slide presentation of Blueprint Medicines Corporation dated January 11, 2021
99.2	Press release issued by Blueprint Medicines Corporation on January 11, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and incorporated as Exhibit 101)

# Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEPRINT MEDICINES CORPORATION

Date: January 11, 2021	By:	/s/ Jeffrey W. Albers
Jeffrey W. Albers
Chief Executive Officer

4